Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	June 26, 2020
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

Heartland Financial USA, Inc. Announces Closing of $115 Million Offering of Depositary Shares

DUBUQUE, Iowa, June 26, 2020 (GLOBE NEWSWIRE) -- Heartland Financial USA, Inc. (NASDAQ: HTLF) (“Heartland”) today announced the closing of its previously announced offering (the “Offering”) of 4,600,000 depositary shares (the “depositary shares”), each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $25 per depositary share (equivalent to $10,000 per share of Series E Preferred Stock), including 600,000 depositary shares issued upon the exercise in full by the underwriters of their over-allotment option.

Heartland has applied to list the depositary shares on The Nasdaq Global Select Market under the symbol “HTLFP.” Trading of the depositary shares on Nasdaq is expected to begin within 30 days after the closing date.

The total net proceeds to Heartland are approximately $110,827,500, including proceeds of the exercise of the over-allotment option for 600,000 depositary shares, after deducting the underwriting discounts and commissions and estimated offering expenses payable by Heartland. Heartland expects to use the net proceeds from the sale of the depositary shares for general corporate purposes, which may include, without limitation, providing capital to support organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in wholly-owned bank subsidiaries as regulatory capital, and repaying indebtedness.

Raymond James & Associates, Inc., Keefe, Bruyette & Woods, A Stifel Company, Wells Fargo Securities, LLC, D.A. Davidson & Co., and Piper Sandler & Co. acted as joint book-running managers for the Offering.

The Offering was made only by means of a prospectus supplement and an accompanying base prospectus.  For this Offering, Heartland filed a registration statement on August 8, 2019 (File No. 333-233120), and on June 22, 2020, a prospectus supplement to the prospectus contained in the registration statement with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in the registration statement, the prospectus supplement and the other documents that Heartland has filed with the SEC for more complete information about the company and the offering. You may obtain copies of these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, Heartland, any underwriter or any dealer participating in the offering will arrange to send you copies of the prospectus and the prospectus supplement relating to the offering if you request it by contacting: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL, 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the depositary shares, nor shall there be any sale of the depositary shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the depositary shares is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The depositary shares being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, prospectus or prospectus supplement.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a diversified financial services company with assets of $13.3 billion as of March 31, 2020. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Forward Looking Statements

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. These forward-looking statements are generally identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “plan”, “estimate”, “project”, “will”, “should”, “may”, “view”, “opportunity”, “potential”, or similar expressions or expressions of confidence. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors are detailed below and in the risk factors in Heartland's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as supplemented by the prospectus supplement described above and Heartland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020), which are filed with the Securities and Exchange Commission. These factors include, among others: the impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; containment measures enacted by the U.S. federal and state governments and by private businesses in response to the COVID-19 pandemic; the deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of Heartland’s borrowers, based on declining oil prices and asset and collateral values, which may continue to increase its provision for credit losses and net charge-offs; civil unrest in the communities that Heartland serves; levels of unemployment in the subsidiary banks’ lending areas; real estate market values in the subsidiary banks’ lending areas; future natural disasters and increases to flood insurance premiums; the effects of past and any future terrorist threats and attacks, acts of war or threats thereof; the level of prepayments on loans and mortgage-backed securities; legislative/regulatory changes affecting banking, taxes, securities, insurance and monetary and financial matters; monetary and fiscal policies of the U.S. Government including policies of the United States Department of the Treasury and the Federal Reserve; the quality or composition of Heartland’s loan or investment portfolios; demand for loan products and financial services, deposit flows and competition in the Heartland’s market areas; changes in accounting principles and guidelines; the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; Heartland’s ability to implement technological changes as anticipated and to develop and maintain secure and reliable electronic delivery systems; Heartland’s ability to retain key executives and employees and the ability of Heartland and its subsidiaries to successfully consummate acquisitions and integrate acquired operations and the other risks described in Heartland’s reports and other documents filed with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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